10-K 2002

Exhibit 99.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Schlumberger N.V. (Schlumberger Limited), (the “Company”) on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jean-Marc Perraud, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934;

and

2	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jean-Marc Perraud
Jean-Marc Perraud Chief Financial Officer

Date:    February 27, 2003

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